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                                                                    Exhibit 99.4

                         BFD PREFERRED CAPITAL TRUST II

                              OFFER TO EXCHANGE ITS
                      10.875% CAPITAL SECURITIES, SERIES B
                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
           WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                       FOR ANY AND ALL OF ITS OUTSTANDING
                      10.875% CAPITAL SECURITIES, SERIES A
                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
                           PURSUANT TO THE PROSPECTUS
                             DATED __________, 2001

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THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M. EASTERN TIME,
ON ___________, 2001 UNLESS THE OFFER IS EXTENDED.
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To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

     BFD Preferred Capital Trust II, a Delaware business trust is offering, upon the terms and subject to the conditions set forth in the prospectus dated _______________, 2001 and the accompanying letter of transmittal enclosed herewith (which together constitute the "exchange offer"), to exchange its 10.875% capital securities, series B (the "exchange capital securities") for a like liquidation amount of its outstanding 10.875% capital securities, series A (the "original capital securities", and together with the exchange capital securities, the "capital securities"). As set forth in the prospectus, the terms of the exchange capital securities are identical in all material respects to the original capital securities, except that the exchange capital securities have been registered under the Securities Act of 1933, as amended, and therefore will not be subject to certain restrictions on their transfer and will not contain certain provisions providing for an increase in distributions (as defined in the prospectus) thereon. Original capital securities may be tendered in whole or in part in a liquidation amount of not less than $100,000 or any integral multiple of $1,000 in excess thereof.

     THE EXCHANGE OFFER IS SUBJECT TO CERTAIN CONDITIONS. SEE "THE EXCHANGE OFFER--CONDITIONS TO THE EXCHANGE OFFER" IN THE PROSPECTUS.

     Enclosed herewith for your information and forwarding to your clients are copies of the following documents:

          1.   The prospectus dated____________________ ;

          2. The letter of transmittal for your use and for the information of your clients (facsimile copies of the letter of transmittal may be used to tender original capital securities);

          3. A form of letter which may be sent to your clients for whose accounts you hold original capital securities registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the exchange offer; and

          4.   A notice of guaranteed delivery.

     YOUR PROMPT ACTION IS REQUESTED. PLEASE NOTE THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON __________________, 2001, UNLESS EXTENDED. PLEASE FURNISH COPIES OF THE ENCLOSED MATERIALS TO THOSE OF YOUR CLIENTS FOR WHOM YOU HOLD ORIGINAL CAPITAL SECURITIES REGISTERED IN YOUR NAME OR IN THE NAME OF YOUR NOMINEE AS QUICKLY AS POSSIBLE.

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     In all cases, exchanges of original capital securities accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of (a) certificates representing such original capital securities, or a book-entry confirmation (as defined in the prospectus), as the case may be, (b) the letter of transmittal (or facsimile thereof), properly completed and duly executed, or an agent's message (as defined in the prospectus) and (c) any other required documents.

     Holders who wish to tender their original capital securities and (i) whose original capital securities are not immediately available or (ii) who cannot deliver their original capital securities, the letter of transmittal or an agent's message and any other documents required by the letter of transmittal to the exchange agent prior to the expiration date must tender their original capital securities according to the guaranteed delivery procedures set forth under the caption "The Exchange Offer--Procedures for Tendering Original Capital Securities--Guaranteed Delivery" in the prospectus.

     The exchange offer is not being made to, nor will tenders be accepted from or on behalf of, holders of original capital securities residing in any jurisdiction in which the making of the exchange offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

     Neither BostonFed Bancorp, Inc., a Delaware corporation, nor the Trust, will make any payments to brokers, dealers or other persons for soliciting acceptances of the exchange offer. BostonFed Bancorp will, however, upon request, reimburse you for customary clerical and mailing expenses incurred by you in forwarding any of the enclosed materials to your clients. BostonFed Bancorp will pay or cause to be paid any transfer taxes payable on the transfer of original capital securities to it, except as otherwise provided in the letter of transmittal.

     Questions and requests for assistance with respect to the exchange offer or for copies of the prospectus and letter of transmittal may be directed to the exchange agent at its address set forth in the prospectus or at (302) 681-1000.

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF THE TRUST, BOSTONFED BANCORP OR ANY AFFILIATE THEREOF, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.


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                                  INSTRUCTIONS

     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the exchange offer of BFD Preferred Capital Trust II.

     This will instruct you to tender for exchange the aggregate liquidation amount of original capital securities indicated below (or, if no aggregate liquidation amount is indicated below, all original capital securities) held by you for the account or benefit of the undersigned, pursuant to the terms of and conditions set forth in the prospectus and the letter of transmittal.


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   Aggregate liquidation amount of original capital securities to be tendered for exchange:

                            $------------------------
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*I (we) understand that if I (we)
sign this instruction form without
indicating an aggregate liquidation
amount of original capital securities
in the space above, all original capital securities held by you for my (our) account will be tendered for exchange.

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                                        Signature(s)


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                                        Capacity (full title) if signing in a
                                        fiduciary or representative capacity

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                                        Name(s) and address, including zip code


                                        Date:
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                                        Area Code and Telephone Number


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                                        Taxpayer Identification or Social
                                        Security No.


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